EXHIBIT 99.1

[LETERHEAD OF PUGET TECHNOLOGIES]

                                                   November 9, 2016

UNION CAPITAL LLC

c/o Jeffrey Fleischmann, Esq.

       100 Broadway, Suite 900

        New York City, NY 10038

ATTN:  Chaim A. Vail and Yakov Borenstein

RE:  Retraction Letter

Gentlemen:

On October 15, 2015, Puget Technologies, Inc. (“Puget”) filed a letter that accused Union Capital LLC (“Union”) and its attorneys of fraud and other wrongdoings, including the payment of what was styled as “huge commissions” to unlicensed persons in connection with a loan transaction, and otherwise conspiring with other lenders to defraud and extort moneys from Puget. The allegations with respect to Union and its attorneys in that letter, styled as a Civil Theft Letter, were incorrect. Union and its attorneys did nothing improper, and by this filing Puget wishes to correct the record by completely retracting those statements.

Kindly acknowledge your receipt and acceptance of this letter in the space provided below.

                                                    Sincerely,

                                                    PUGET TECHONOLOGIES, INC.

                                                   __/s/_ THOMAS JASPERS, CFO _

                                                 _/s/ HERMANN BURCKHARDT, CEO

RECEIVED AND ACCEPTED  BY UNION CAPITAL LLC

BY:  _____________________

             Chaim A. Vail

       _____________________

             Yakov Borenstein

DATE:  __________________